UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015
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D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 24, 2015, D.R. Horton, Inc. (the "Company") acquired the homebuilding operations of Pacific Ridge Homes for approximately $72 million in cash. Pacific Ridge Homes operates in Seattle, Washington. The assets acquired included approximately 90 homes in inventory, 350 lots and control of approximately 400 additional lots through option contracts. The Company also acquired a sales order backlog of 41 homes valued at $18.0 million. A copy of the press release announcing this acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibit

99.1	Press Release dated April 27, 2015 related to the Company’s acquisition of the homebuilding operations of Pacific Ridge Homes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	April 27, 2015	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 27, 2015 related to the Company’s acquisition of the homebuilding operations of Pacific Ridge Homes.

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